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                                                           Exhibit 99.(b)(10)(a)


                        [SUTHERLAND ASBILL & BRENNAN LLP]

                                 April 26, 2004


COUNTRY Investors Life Assurance Company
1701 N. Towanda Avenue
Bloomington, Illinois, 61702-2000

     Re:  COUNTRY Investors Variable Annuity Account
          (File No. 333-104424)
          ------------------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-104424) for COUNTRY Investors Variable Annuity Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 Sincerely,

                                 SUTHERLAND ASBILL & BRENNAN LLP


                                 By:  /s/ Stephen E. Roth
                                      -------------------
                                          Stephen E. Roth